Exhibit 3.51

ARTICLES OF ORGANIZATION

OF

EnviroGen, LLC

UNDER

SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW

The undersigned, being the sole organizer of EnviroGen LLC, does hereby certify that;

1.    The name of the limited liability company is EnviroGen LLC;

2.    The county within the state in which the principal office of the limited liability company is to be located is Erie county;

3.    The Secretary of State of the State of New York is hereby designated as an agent of the limited liability company upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is c/o Robert J. Kreppel, Esq. 4990 Sandstone Court Clarence, New York, 14031;

4.    The limited liability company is to be managed by one or more of its members;

5.    The limited liability company shall have one or more class or classes of members with such relative rights, powers preferences and limitations as the operating agreement may provide.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 9, 2002.

/s/ Robert J. Kreppel Esq.
Robert J. Kreppel Esq., Organizer 4990 Sandstone Court Clarence, New York 14031

New York State

Department of State

Division of Corporation, State Records

and Uniform Commercial Code

Albany, NY 12231

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Envirogen LLC

(Insert name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is:	Envirogen LLC

If the name of the limited liability company has been changed, the name under which it was organized is:	Envirogen LLC

SECOND: The date of filing of the articles of organization is:	October 24, 2002

THIRD: (set forth each amendment is a separate paragraph providing the subject matter and full text of each amended provision) The amendment effected by this certificate of amendment is as follows:

Paragraph One of the Articles of Organization relating to	the name of the company	is hereby amended to read as follows:
The name of the limited liability company is U.S. Energy Partners LLC

/s/ Robert J. Kreppel
(Signature)

Robert J. Kreppel
(Type or price name)

Sole Member
(Title or capacity of signer)

CERTIFICATE OF CHANGE

OF

U.S. Energy Partners LLC

Under Section 211-A of the Limited Liability Company Law

FIRST: The name of the limited liability company is U.S. Energy Partners LLC.

SECOND: The initial Articles of Organization of the limited liability company were filed on October 24, 2002 under the name of EnviroGen, LLC.

THIRD: The change effected hereby is the address to which the Department of State shall forward copies of process accepted on behalf of the limited liability company, which address is changed to: c/o PAETEC Corp., 600 Willowbrook Office Park, Fairport, New York 14450.

IN WITNESS WHEREOF, this certificate has been subscribed this      day of April, 2010, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Courtney A. Wellar
Courtney A. Wellar, Authorized Representative
Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, New York 13202